Exhibit 10.13

Triple Net Building Lease Agreement

305 Main Street, Redwood City, CA

Sumo Logic, Inc.

1.

Parties: This Lease, dated for reference purposes January 22, 2013 (the “Effective Date”), is made by and between Brugger Corporation, doing business as “Brockway Properties”, a California corporation with its principal office at 25 Haciendas Drive, Woodside, California 94062 (“Landlord”) and Sumo Logic, Inc., a Delaware corporation (“Tenant”).

2.

Demise of Premises: In mutual consideration, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon the terms and conditions hereinafter set forth, those certain premises (the “Premises”) situated in the City of Redwood City, County of San Mateo, State of California, described as follows: a portion of the three story building of approximately fifty-five thousand two hundred and seventy-one+/- (55,271) square feet of floor space on the second (2nd) and third (3rd) floors as described on Exhibits A-1 and A-2 attached hereto commonly known as the Brugger Building, located at 305 Main Street, Redwood City, California 94063 (the “Building”), and located on a parcel of land (“Parcel”) containing a parking lot and other structures.

3.

Term: The term of this Lease (“Term”) shall be for five (5) years commencing on May 1, 2013 (the “Commencement Date”) and ending on April 30, 2018 (the “Expiration Date”), unless sooner terminated pursuant to any provision hereof. Notwithstanding said scheduled Commencement Date, if for any reason Landlord cannot deliver possession of the Premises to Tenant on said date, Landlord shall not be subject to any liability therefore, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder, but in such case Tenant shall not be obligated to pay rent until possession of the Premises is tendered to Tenant and the commencement and termination dates of this Lease shall be revised to conform to the date of Landlord’s delivery of possession. In the event Landlord shall permit Tenant to occupy the Premises prior to the Commencement Date, such occupancy shall be subject to all the provisions of this Lease, including the obligation to pay the Monthly Installment of rent, and Common Area Charges, except as expressly set forth below. [SEE ADDENDUM ONE, SECTIONS 1 AND 2]

4.	Rent:

A.

Time of Payment. Tenant shall pay to Landlord as rent for the Premises the sum specified in Subparagraph 4.B below (the “Monthly Installment”) each month in advance on the first day of each calendar month, without deduction or offset, prior notice or demand, commencing on the Commencement Date and continuing through the term of this Lease, together with such additional rents as are payable by Tenant to Landlord under the terms of this Lease. Tenant shall pay rent in the manner Landlord requests, including without limitation by direct bank deposit and without notice. The Monthly Installment for any period during the Lease Term which period is less than one (1) full month shall be a pro rata portion of the Monthly Installment based upon a thirty (30) day month.

B.	Monthly Installment: The Monthly Installment of rent payable each month during the term of the Lease Term shall be as set forth in Addendum One, Section 3.

C.

Late Charge: Tenant acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or deed of trust covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord with five (5) days after such amount shall be due, Tenant shall pay to Landlord, as additional rent, a late charge equal to seven percent (7%) of such overdue amount; notwithstanding the foregoing, Tenant shall not be charged a late charge on the first (1st) occasion in any calendar year in which any installment of Rent is not paid when due unless Tenant has failed to pay within five (5) days after notice of non-payment. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of its other rights and remedies granted hereunder.

D.

Additional Rent: All taxes, insurance premiums, Common Area Charges, late charges, costs and expenses which Tenant is required to pay hereunder, together with all interest and penalties that may accrue thereon in the event of Tenant’s failure to pay such amounts, and all reasonable damages, costs, and attorneys’ fees and expenses which Landlord may incur by reason of any default of Tenant or failure on Tenant’s part to comply with the terms of this Lease, shall be deemed to be additional rent (“Additional Rent”) and shall be paid in addition to the Monthly Installment of rent, and, in the event of nonpayment by Tenant, Landlord shall have all the rights and remedies with respect thereto as Landlord has for the nonpayment of the Monthly Installment of rent.

E.

Place of Payment: Rent shall be payable in lawful money of the United States of America to Landlord at 25 Haciendas Drive, Woodside, California 94062, or to such other person(s) or at such other place(s) as Landlord may designate in writing.

F.

Advance Payment: Concurrently with the execution of this Lease, Tenant shall pay to Landlord the sum of $29,520.00 (this amount is based on 18,450 SF for the third floor and is subject to change based upon the results of any measurement carried out pursuant to Section I of the Addendum) for the first month’s anticipated Base Rent and $6,826.50 for the first month’s estimated operating expenses, Common Area Charges, etc. payable after the Commencement Date, and shall both be applied to the Monthly Installment of Base Rent and Common Area Charges first accruing under this Lease.

5.

Security Deposit: Tenant shall deposit the following sums (the “Security Deposit”) upon execution of this Lease: two hundred seventy-five thousand ($275,000.00) at least half of which (i.e., at least $137,500.00) shall be cash to Landlord and the remainder, at Tenant’s option, either in the form of cash or a letter of credit approved by Landlord (such approval not to be unreasonably withheld) (a “Letter of Credit”), to secure the faithful performance by Tenant of each term, covenant and condition of this Lease. If Tenant shall at any time default in payment or performance of any term, covenant or condition on its part to be made or performed or kept under this Lease, Landlord may, but shall not obligated to and without releasing Tenant from any obligation under this Lease, use, apply or retain the whole or any part of the Security Deposit (A) to the extent of any sum due to Landlord; (B) to make any required payment on Tenant’s behalf; or (C) to compensate Landlord for any loss, damages, attorneys’ fees or expense sustained by Landlord due to Tenant’s default. In such event, Tenant shall, within five (5) business days of written demand by Landlord, remit to Landlord sufficient funds to restore the Security Deposit to its original sum. No interest shall accrue on the Security Deposit. Tenant shall deliver within ten days hereof correct copies of its corporate articles of incorporation, stock register, corporate resolution regarding this Lease and individual financial statements. Landlord shall not be required to keep the cash portion of the Security Deposit separate from its general funds. If and to the extent that any portion of the Security Deposit is in the form of a Letter of Credit, Landlord shall be entitled to draw on the Letter of Credit upon notice to Tenant but without prejudice to any other remedy Landlord may have: (i) upon Tenant’s Default ; (ii) upon the expiration or earlier termination of this Lease, if there is any amount then past due by Tenant to Landlord; (iii) upon Tenant’s filing of a voluntary petition under the Bankruptcy Code or entering into any formal or informal liquidation, reorganization, or receivership proceeding, assignment for the benefit of creditors, or any other similar proceeding or procedure; (iv) upon the filing or commencement of an involuntary petition or proceeding against Tenant under the Bankruptcy Code; or (v) upon notification by Issuer to Landlord that the Letter of Credit will not be renewed or extended as required under this Lease and Tenant’s failure to provide a replacement Letter of Credit on or before the date that is thirty (30) days prior to the scheduled date of expiry of the then-existing Letter of Credit. If Landlord draws on the Letter of Credit following Tenant’s Default, Landlord, at its option, may (but shall not be required to) use, apply or retain the whole or any part of the proceeds to the extent necessary to cure any such failure and/or to compensate Landlord for any and all damages of any kind or nature sustained, or which Landlord reasonably estimates that it will sustain, as a result of Tenant’s failure, and any proceeds retained by Landlord will become a part of the cash Security Deposit. The Security Deposit and any such Letter of Credit, less any sums owing to Landlord or which Landlord is otherwise entitled to retain, shall be returned to Tenant within thirty (30) days after the termination of this Lease and vacancy of the Premises by Tenant; Landlord agrees to promptly sign any documentation reasonably requested by the issuing bank of any Letter of Credit to effect the termination of the Letter of Credit. (SEE ADDENDUM ONE, SECTION 6]

6.

Use of Premises: Tenant shall use the Premises only in conformance with applicable governmental laws, regulations, rules and ordinances for office use and other purposes permitted under applicable law and for no other purpose. Tenant shall indemnify protect, defend, and hold Landlord harmless against any loss, expense, damage, attorneys’ fees or liability arising out of the failure of Tenant to comply with any applicable law with which Tenant is required to comply hereunder; provided, however, that the foregoing shall not be interpreted to require Tenant to perform structural or capital work unless required due to Tenant’s specific use of the Premises. Tenant shall not commit or suffer to be committed, any waste upon the Premises, or allow the Premises to be used for any unlawful purpose, or place any loads upon the floor, walls or ceiling which endanger the structure, or place any harmful liquids in the drainage system of the Building. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Project outside of the Building, except in trash containers placed inside exterior enclosures designated for that purpose by Landlord. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain on any portion of Parcel outside of the Building. Tenant shall strictly comply with the provisions of Paragraph 39 below.

7.	Taxes and Assessments:

A.

Tenant’s Property: Tenant shall pay before delinquency any and all taxes and assessments, license fees and public charges levied, assessed or imposed upon or against Tenant’s fixtures, equipment, furnishings, furniture, appliances and personal property installed or located on or within the Premises. Tenant shall cause said fixtures, equipment, furnishings, furniture, appliances and personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant’s said person property shall be assessed with Landlord’s real property, Tenant shall pay Landlord the taxes attributable to Tenant with ten (10) business days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant’s property.

B.

Property Taxes: Tenant shall pay, as Additional Rent, Tenant’s Pro Rata Share (as defined below) of all Property Taxes levied or assessed with respect to the land comprising the Parcel and with respect to all buildings and improvements located on the Parcel which become due or accrue during the term of this Lease. Tenant shall pay such Property Taxes to Landlord on or before the later of the following dates: (1) ten (10) days prior to the delinquency date; or (2) twenty (20) days after receipt of billing from Landlord (which billing shall set forth in reasonable detail the amount owing by Tenant and the relevant back-up documentation). If Tenant fails to do so, Tenant shall reimburse Landlord, on demand, for all interest, late fees and penalties that the taxing authority charges Landlord.

As used in the Lease, the term “Tenant’s Pro Rata Share” shall mean a fraction, expressed as a percentage, the numerator of which is the number of square feet of floor space contained in Tenant’s Premises and the denominator of which is the number of square feet of floor space contained in all of the Buildings located on the Parcel (i.e., 66.76% [36,900/55,271], subject to adjustment upon the completion of any measurement of the Premises described in Addendum One, Section 1).

For the purpose of this Lease, “Property Taxes” means and includes all taxes, assessments (including, but not limited to, assessments for public improvements or benefits), taxes based on vehicles utilizing parking areas, taxes based or measured by the rent paid, payable or received under this Lease, taxes on the value, use, or occupancy of the Premises, the Buildings and/or the Parcel, Environmental Surcharges, and all other governmental impositions and charges of every kind and nature whatsoever, whether or not customary or within the contemplation of the parties hereto and regardless of whether the same shall be extraordinary or ordinary, general or special, unforeseen or foreseen, or similar or dissimilar to any of the foregoing which, at any time during the Lease Term, shall be applicable to the Premises, the Buildings and/or the Parcel, or become due and payable and a lien or charge upon the Premises, the Buildings and/or the Parcel, or any part thereof, under or by virtue of any present or future laws, statutes, ordinances, regulations or other requirements of any governmental authority whatsoever. The term “Environmental Surcharges” shall mean and include any and all expenses, taxes, charges or penalties imposed by the Federal Department of Energy, the Federal Environmental Protection Agency, the Federal Clean Air Act, or any regulations promulgated there under or any other local, state of federal governmental agency or entity now or hereafter vested with the power to impose taxes, assessments, or other types of surcharges as a means of controlling or abating environmental pollution or the use of energy. The term “Property Taxes” shall specifically exclude any federal, state or local net income, estate, or inheritance tax imposed on Landlord.

C.

Other Taxes: Tenant shall, as Additional Rent, pay or reimburse Landlord for Tenant’s Pro Rata Share of any tax based upon, allocable to, or measured by the area of the Premises or the Buildings or the Parcel; or by the rent paid, payable or received under this Lease; any tax upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof’ any privilege tax, excise tax, business and occupation tax, gross receipts tax, sales and/or use tax, water tax, sewer tax, employee tax, occupational license tax imposed upon Landlord or Tenant with respect to the Premises; any tax upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. Provided that, notwithstanding the foregoing, Tenant shall not pay or reimburse Landlord with respect to any tax based upon Landlord’s net income.

D.

Tenant’s Right to Contest Assessment: For the full term of this Lease, Tenant will have the right to contest the assessment of Property Taxes against the Premises by the any governmental authority if Tenant in good faith believes that the assessment overstates the value of Premises. Any reductions in Property Taxes resulting from such actions by the Tenant will be credited to Tenant.

8.	Insurance:

A.

Indemnity: Except for Landlord’s negligence, willful misconduct (or that of Landlord’s employees, agents or contractors), Tenant agrees to indemnify, protect and defend Landlord against and hold Landlord harmless from any and all claims, causes of action, judgments, obligations or liabilities, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys’ fees), on account of, or arising out of, Tenant’s operation, maintenance, use or occupancy of the Premises and the Project. This Lease is made on the express understanding that the Landlord shall not be liable for, nor suffer loss by reason of injury to person or property, from whatever cause (except for the negligence or willful misconduct of Landlord or Landlord’s employees, agents or contractors), which in any way may be connected with Tenant’s operation, use or occupancy of the Premises specifically including, without limitation, any liability for injury to the person or property of Tenant, its agents, officers, employees, licensees and invitees.

B.	Tenant’s Insurance.

1)

CGL Coverage: Tenant shall, at Tenant’s expense, obtain and keep in force during the Term, a policy of commercial general liability (“CGL”) insurance insuring Landlord and Tenant against claims and liabilities arising out of Tenant’s operation, use, or occupancy of the Premises and all areas appurtenant thereto, including parking areas. Such insurance shall be in an amount of not less that Four Million Dollars ($4,000,000.00) for bodily injury or death as a result of any one occurrence and Four Million Dollars ($4,000,000.00) for damage to property as a result of any one occurrence; said limits may be comprised of a combination of primary and umbrella coverage, at Tenant’s option with Landlord’s approval, not to be unreasonably withheld. The insurance shall be with companies approved by Landlord, which approval Landlord agrees not to withhold unreasonably. Tenant shall deliver to Landlord, prior to access and possession, and at least five (5) business days prior to the expiration thereof, a certificate of insurance evidencing the existence of the policy required hereunder and such certificate shall certify that the policy (1) names Landlord as an additional insured, (2) shall not be canceled or altered without thirty (30) days prior written notice to Landlord, (3) insures performance of the indemnity set forth in Subparagraph 8.A above, (4) the coverage is primary and any coverage by Landlord is in excess thereto and (5) contains a cross-liability endorsement.

2)

Property Insurance. Tenant acknowledges that the insurance to be maintained by Landlord on the Premises pursuant to Subparagraph 8.C(2) below will not insure any of Tenant’s property. Accordingly, Tenant, at Tenant’s own expense, shall maintain in full force and effect on all of its fixtures, equipment, leasehold improvements and personal property in the Premises, a policy of “All Risk” coverage insurance to the extent of at least ninety percent (90%) of their insurable value. Tenant hereby releases Landlord, and its partners, officers, agents, employees, and servants, from any and all claims, demands, losses, expenses or injuries to the Premises or to the furnishings, fixtures, equipment, inventory of other person property of Tenant in, about, or upon the Premises, which are caused by perils, events or happenings where the same are covered by the insurance required by this Lease or which are the subject of insurance carried by Tenant and in force at the time of such loss.

C.	Landlord’s Insurance.

1)

During the Lease Term, Landlord shall maintain a policy or policies of CGL insurance insuring Landlord (and such others as are designated by Landlord), against liability for personal injury, bodily injury, death and damage to property occurring or resulting from an occurrence in, on or about the Premises or the Common Area, with such limits of coverage as Landlord may from time to time determine are reasonably necessary for its protection, but in any event not less than $5,000,000.00 for bodily injury, death or property damage. Landlord shall have such insurance in effect prior to the Commencement Date. The cost of any such liability insurance maintained by Landlord shall be a Common Area Charge and Tenant shall pay, as Additional Rent, Tenant’s Pro Rata Share of such cost to Landlord as provided in Paragraph 12 below.

2)

Property Insurance: Landlord shall at all times obtain and keep in force during the Term , a policy or policies of insurance covering loss or damage to the Premises and the Buildings, in the amount of the full replacement value thereof, providing protection against those perils included within the classification of “all risk” insurance, including endorsements against vandalism, malicious mischief and other perils, all in amounts not less than one hundred percent (100%) of their full replacement cost. Landlord’s policy shall include (i) an “extended coverage” endorsement, and (ii) a “building laws” and/or “law and ordinance” coverage endorsement that covers “costs of demolition,” “increased costs of construction” due to changes in building codes and “contingent liability” with respect to undamaged portions of the Building. At Landlord’s option, Landlord may also maintain flood insurance and earthquake insurance as Landlord may from time to time elect to maintain or which may be required from time to time by Landlord’s lender.

Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord on the Premises. Tenant shall, within thirty (30) days after receipt of billing accompanied by reasonably detailed back-up documentation, pay to Landlord Tenant’s Pro Rata Share of the cost of such insurance procured and maintained by Landlord. Tenant acknowledges that such insurance procured by Landlord shall contain a deductible which reduces Tenant’s cost for such insurance and, in the event of loss or damage, Tenant shall be required to pay to Landlord Tenant’s Pro Rata Share of the amount of such deductible as part of Common Area Charges pursuant to Section 12 below; provided, however, that, for the purposes of the inclusion of any earthquake insurance deductible in Common Area Charges, any such deductible will be amortized over a ten (10) year period and only the annual amortized portion will be included in Common Area Charges in any year. In no event will Tenant be required to pay any portion of any deductible under Landlord’s policy of earthquake insurance coverage. Provided that, if Landlord proposes to obtain any insurance policy calling for a deductible over $25,000, Landlord will notify Tenant and obtain Tenant’s consent to the policy which shall not be unreasonably withheld.

D.

Mutual Waiver of Subrogation: Notwithstanding any other provision of this Lease or the Addendum to the contrary, Tenant and Landlord hereby mutually waive their rights for recovery against each other for any loss of or damage to the property of either party, to the extent such loss or damage is insured by any insurance policy required to be maintained by this Lease or otherwise in force at the time of such loss or damage. Each party shall obtain any special endorsements, if required by the insurer, whereby the insurer waives its right of subrogation against the other party hereto. The provisions of this Subparagraph 8.D shall not apply in those instances in which waiver of subrogation would cause either party’s insurance coverage to be voided or otherwise made uncollectible.

9.

Utilities: The parties intend that Tenant shall pay for all water, gas, light, heat, power, electricity, telephone, trash pick-up, sewer charges, and all other services or costs of any kind supplied to or consumed on the Premises, and all taxes and surcharges thereon, to the extent attributable to Tenant’s use and occupancy as well as Tenant’s Pro Rata Share of the cost of any utility services supplied to the Common Area As utilities to the Premises and Common Area are not separately metered, the parties have agreed that the cost of such utilities and services to be charged to Tenant will initially be the amount by which all such costs, on a monthly basis, exceed the Base Line Utility Costs (defined in Addendum One, Section 2(b)), such amount to be referred to herein as the “Utility Cost Excess”. Tenant will be responsible for all of the Utility Cost Excess for so long as Tenant is the sole occupant of the Building. If at any time there are additional occupants of the Building, then from and after the date upon which such occupants first have access to the Building for the purposes of construction and/or occupancy, Tenant will be responsible for a percentage of such Utility Cost Excess (“Tenant’s Utility Percentage”) equal to the total ratio, expressed as a percentage, derived from a fraction in which the rentable area of the Premises is the numerator and the rentable area of all space in the Building occupied by Tenant and such other occupant(s) is the denominator. As an example, if the Premises contain 36,900 rentable square feet and another tenant occupies 12,000 rentable square feet in the Building, Tenant’s Utility Percentage would be 75.46% (36,900/48,900).

10.	Repairs and Maintenance:

A.	Landlord’s Repairs:

1)

Generally. Subject to the provisions of Paragraph 16, Landlord shall keep and maintain the structural elements, the exterior roof, roof membrane and the electrical, HVAC, plumbing, mechanical, telecommunications and life-safety systems serving the Building in general (as opposed to systems exclusively serving the Premises) (the “Building Systems”) and the exterior walls of the Building as well as all exterior landscaping and parking areas, the windows, doors and plate glass in good order and repair. Except for the need to make repairs as part of a regularly scheduled maintenance program as recommended by manufacturers or service providers (which Landlord agrees to comply with), Landlord shall have no obligation to make repairs under this Subparagraph 10.A which directly affect the Premises until a reasonable time after receipt of written notice from Tenant of the need for such repairs (or, if earlier, the date upon which Landlord is otherwise aware of the need for such repairs). The cost of such repairs and maintenance which are the obligation of Landlord hereunder (including the cost of repairs and maintenance of the roof membrane, skylights, gutters and down spouts) shall not be included as Common Area Charges, except for Landlord’s repairs to the roof membrane, provided however, that Tenant shall not be required to reimburse Landlord for the cost of maintenance and repairs of the structural elements of the Building unless such maintenance or repair is required solely because of the negligence or willful misconduct of Tenant or its employees, agents, or invitees. As used herein, the term “structural elements of the Building” shall mean and be limited to the foundation, footings, floor slab (but not flooring), structural walls, and roof structure (but not roof membrane). Subject to any exclusions expressly set forth in this Lease, Tenant shall pay its Pro Rata Share of any and all expenses related to the Building and Parcel.

2)

Water Leakage Issue. Notwithstanding the foregoing provisions of Section 10.A.1 to the contrary, the parties acknowledge that, as of the Effective Date, there are portions of the Building exterior curtain wall which suffer from chronic window leakage during rainy seasons, and that Landlord shall be solely responsible for performing such work as may be necessary to remedy such leakage problems such that the Building is made water tight. It is anticipated that such work will be a two phase process as follows:

(i)

Landlord will initially perform such work as may be necessary to temporarily shield applicable portions of the Premises from such leakage during the 2012/2013 winter rainy season and shall cooperate with Tenant in the design and performance of such work so as to minimize disruption to Tenant’s construction of improvements within the Premises and/or operation of Tenant’s business within the Premises; and

(ii)

Following the 2012/2013 winter rainy season, Landlord’s contractor shall have the ability of during the “dry” season to perform more permanent preventative measures so as to ensure that no window leakage takes place during subsequent rainy seasons and that the Building remains water tight. Landlord and Tenant shall confer on a regular basis, in good faith, in a cooperative effort to allow for the completion of any such work (which will be performed so as to minimize any interference with Tenant’s business operations). Landlord will complete this “Phase II” work on or before May 1, 2013, and will promptly notify Tenant if and to the extent that Landlord anticipates any delay in completion of such work. If and to the extent that Tenant is prevented from operating its business operations within the Premises (or any material portion thereof) as a result of Landlord’s failure to complete such work on or prior to May 1, 2013, then, notwithstanding the provisions of Section 3 above, Tenant will be entitled to a day-for-day abatement of Rent payable hereunder each such of delay, such abatement to be applied following the date upon which Landlord delivers possession of the Premises to Tenant with all such work described in this Section 10.A(2)(ii) completed.

(iii)

At all times, if and to the extent that Tenant suffers from any window leakage in the Premises, Landlord will, promptly and diligently, at Landlord’s sole cost and expense, repair any damage arising out of such window leakage and be responsible for any loss or cost incurred by Tenant as a consequence of such window leakage (provided, however, that Tenant agrees to use reasonable efforts to mitigate the potential effects of such window leakage for example, by not placing sensitive machinery, in areas which previously have been subject to window leakage). For avoidance of doubt, all costs associated with the prevention of window leakage in the Building and/or the repair remediation of damage arising out of such window leakage (including mold abatement) shall be borne solely by Landlord, and shall not be included in Common Area Charges.

B.

Tenant’s Repairs: Except as expressly provided in Subparagraph 10.A above, Tenant shall, at its sole cost, keep and maintain the entire Premises and every part thereof, including without limitation, the interior doors and all door hardware, and interior partitions, and any electrical, plumbing, lighting, heating, ventilating and air conditioning systems and equipment exclusively serving the Premises (but not any common areas) in good order, condition and repair. The term “repair” shall include replacements, restorations and/or renewals when necessary as well as painting. Tenant’s obligation shall extend to all alterations, additions and improvements to the Premises constructed by or on behalf of Tenant, and all fixtures and appurtenances therein and thereto. If Tenant leases the full Building, then Tenant shall, at all times during the Lease Term, have in effect a service contract for the maintenance of the heating, ventilating and air conditioning (“HVAC”) equipment with an HVAC repair and maintenance contractor approved by Landlord. The HVAC service contract shall provide for periodic inspection and servicing at least once every three (3) months during the term hereof, and Tenant shall provide Landlord with a copy of such contract and all periodic service reports.

Should Tenant fail to commence to make repairs required of Tenant hereunder within five (5) business days notice from Landlord or should Tenant fail thereafter to diligently complete the repairs, Landlord, in addition to all other remedies available hereunder or by law and without waiving any alternative remedies, may, upon notice to Tenant, make the same, and in that event, Tenant shall reimburse Landlord as Additional Rent for the cost of such maintenance or repairs within thirty (30) days of written demand by Landlord.

Landlord shall have no maintenance or repair obligations whatsoever with respect to the Premises except as expressly provided in Subparagraph 10.A and Paragraphs 11 and 16. Tenant hereby expressly waives the provisions of Subsection 1 of Section 1932 and Sections 1941 and 1942 of the Civil Code of California and all rights to make repairs at the expense of Landlord as provided in Section 1942 of said Civil Code. There shall be no allowance to Tenant for diminution of rental value, and no liability on the part of Landlord, by reason of inconvenience, annoyance or injury to business arising from the making of, or the failure to make, any repairs, alterations, decorations, additions or improvements in or to any portion of the Premises or the Building or Common Area (or any of the areas used in connection with the operation thereof, or in or to any fixtures, appurtenances or equipment), or by reason of the negligence of Tenant or any other tenant or occupant of the Building. In no event shall Landlord be responsible for any consequential damages arising or alleged to have arisen from any of the foregoing matters. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant’s business or any loss of income there from or for damage to the goods, wares, merchandise or other property of Tenant, Tenant’s employees, invitees, customers, or any other person in or about the Premises, the Building, or the Common Area, nor shall Landlord be liable for injury to the person of Tenant, Tenant’s employees, agents or contractors whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the Building. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform, which substantially interferes with Tenant’s use of or ingress to or egress from the Building or Premises; (ii) any failure to provide services, utilities or ingress to and egress from the Building or Premises if such failure is attributable to the act or omission of Landlord (or Landlord’s agents, employees or contractors) or to Landlord’s failure to perform its maintenance obligations set forth herein; or (iii) the presence of Hazardous Materials due to the acts or omissions of Landlord or Landlord’s agents, employees or contractors (any such set of circumstances as set forth in items (i) through (iii), above, to be known as an “Abatement Event”), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for fifteen (15) consecutive business days (the “Eligibility Period”), then the Rent payable hereunder shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises, or any portion thereof, in the proportion that the Rentable Area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total Rentable Area of the Premises.

11.

Common Area: Subject to the terms and conditions of this Lease and such rules and regulations as Landlord may from time to time reasonably prescribe, Tenant and Tenant’s employees, invitees and customers shall, in common with other occupants of the Parcel, and their respective employees, invitees and customers, and others entitled to the use thereof, have the non-exclusive right to use the access roads, parking areas and facilities provided and designated by Landlord for the general use and convenience of the occupants of the Parcel, which areas and facilities are referred to herein as “Common Area.” This right shall terminate upon the termination of this Lease. Landlord reserves the right from time to time to make changes in the shape, size, location, amount and extent of the Common Area; provided that no such changes shall prevent or materially diminish or adversely affect Tenant’s ability to have access to and use of the Premises or Tenant’s allocation of parking spaces. Landlord further reserves the right to promulgate such rules and regulations relating to the use of the Common Area, and any part or parts thereof, as Landlord may reasonably deem appropriate for the best interest of the occupants of the Building. The rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant, and Tenant shall abide by them and cooperate in their observance. Such rules and regulations may be reasonably amended by Landlord from time to time, with advance notice, and all amendments shall be effective upon delivery of a copy of them to Tenant. Tenant shall have the exclusive use of Tenant’s Pro Rata Share of the parking spaces in the Common Area on a “first-come, first served” basis at no cost to Tenant during the Term or any extension or renewal of the Term. Tenant shall not at any time park or permit the parking of Tenant’s trucks or other vehicles, or the trucks or other vehicles of others, adjacent to loading areas so as to interfere in any way with the use of such areas, nor shall Tenant at any time park or permit the parking of Tenant’s vehicles or trucks, or the vehicles or trucks of Tenant’s suppliers or others, in any portion of the Common Area not designated by Landlord for such use by Tenant. Tenant shall not abandon any inoperative vehicles or equipment on any portion of the Common Area. Tenant shall make no alterations, improvements or additions to the Common Area without prior written approval of Landlord.

Landlord shall at all times operate, manage, insure, maintain and repair the Common Area in good order, condition and repair. The manner in which the Common Area shall be maintained and the expenditures for such maintenance shall be at the unfettered discretion of Landlord. Except as excluded herein or in Addendum One, the cost of such repair, maintenance, operation, insurance and management, including without limitation, maintenance and repair of landscaping, irrigation systems, paving, sidewalks, fences, and lighting, shall be a Common Area Charge and Tenant shall pay to Landlord Tenant’s Pro Rata Share of such costs as provided in Paragraph 12 below.

12.

Common Area Charges: Tenant shall pay to Landlord, as Additional Rent, upon demand but not more often than once each calendar month, an amount equal to Tenant’s Pro Rata Share of the Common Area Charges as defined in Subparagraph 8.B and Paragraphs 9, 11 and 13 of this Lease. Tenant acknowledges and agrees that the Common Area Charges shall include an additional two percent (2%) of the actual expenditures in order to compensate Landlord for accounting, management and processing services; said inclusion shall be the maximum amount Landlord may charge for property management during the Term. Common Area Charges will not include the following:

(i) any capital item whatsoever, except for capital improvements performed: (a) for the purpose of causing a net reduction in Common Area Charges, (b) for the purpose of protecting the safety of Project occupants, or (c) for the purpose of complying with any law first enacted and enforced against the Project following the Commencement Date (collectively, the “Permitted Capital Expenditures”), provided, however, that any Permitted Capital Expenditures shall, for the purpose of inclusion in Common Area Charges, be amortized over the useful life of the capital improvement in question, as reasonably determined by Landlord in accordance with sound property management practices, together with interest at a commercially reasonable rate, and only the monthly amortization installment shall be included in any month’s Common area Charges;

(ii) Landlord’s general corporate overhead and general and administrative expenses, including costs relating to accounting, payroll, legal and computer services which are partially or totally rendered in locations outside the Building;

(iii) salaries of officers, executives or other employees of Landlord or individuals who hold a position which is generally considered to be higher in rank than the position of the manager of the Building or the chief engineer of the Building;

(iv) debt service payments on or related to any indebtedness or any other amounts payable under any ground lease;

(v) any costs incurred to test, survey, clean up, contain, abate, remove or otherwise remedy any spill or discharge of Hazardous Materials which are attributable to the acts or omissions of Landlord or Landlord’s employees;

(vi) the costs of any utilities provided to the premises of other tenants or occupants of the Building;

(vii) the cost of any service sold to any tenant or occupant of the Building for which Landlord is entitled to be reimbursed as an additional charge or rental over and above the basic rent and escalations payable under the lease or occupancy agreement with that tenant or other occupant;

(viii) any amounts paid to any person, firm or corporation related or otherwise affiliated with Landlord or any general partner, officer or director of Landlord or any of its general partners, to the extent same materially exceeds arms-length competitive prices paid in the Redwood City, California metropolitan area for the services or goods provided;

(ix) costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity, as well as the operation of the entity which constitutes Landlord, as the same are distinguished from the costs of operation of the Building; and

(x) costs incurred due to Landlord’s violation of any terms and conditions of this Lease or any other lease relating to the Building or of any law, ordinance or governmental rule or regulation affecting the Building.

13.

Alterations: Tenant shall not make, or suffer to be made, any alterations, improvements or additions in, on, about or to the Premises or any part thereof (“Alterations”), without the prior written consent of Landlord (not to be unreasonably withheld) and/or without a valid building permit issued by the appropriate governmental authority, where required. As a condition to giving such consent, Landlord may require that Tenant agree to remove any Specialty Alterations in accordance with the provisions of Section 5(a) of Addendum One. Unless Landlord requires that Tenant remove any such Specialty Alteration, any Alteration, except movable furniture and trade fixtures not affixed to the Premises, shall become the property of Landlord upon termination of the Lease and shall remain upon and be surrendered with the Premises at the termination of this Lease. Landlord will notify Tenant as to whether Landlord approves any proposed Alteration to be performed by Tenant within fifteen (15) days following Tenant’s submission to Landlord of Tenant’s request for consent to any such Alteration (including within such request, proposed plans and specifications, designation of architect and contractors, and other relevant information). If Landlord fails to notify Tenant of Landlord’s approval or disapproval within such fifteen (15) day period, Tenant shall have the right to provide Landlord with a second written request for approval (a “Second Request”) that specifically identifies the applicable Plans and contains the following statement in bold and capital letters: “THIS IS A SECOND REQUEST FOR APPROVAL OF PLANS PURSUANT TO THE PROVISIONS OF SECTION 13 OF THE LEASE. IF LANDLORD FAILS TO RESPOND WITHIN FIFTEEN (15) DAYS AFTER RECEIPT OF THIS NOTICE, THEN LANDLORD SHALL BE DEEMED TO HAVE APPROVED THE ALTERATIONS DESCRIBED HEREIN.” If Landlord fails to respond to such Second Request within fifteen (15) calendar days after receipt by Landlord, the plans in question shall be deemed approved by Landlord. Without limiting the generality of the foregoing, all heating, lighting, electrical (including all wiring, conduit, outlets, drops, buss ducts, main and sub-panels), telephone/components, air conditioning, partitioning, drapery, and carpet installations made by Tenant, regardless of how affixed to the Premises, together with all other Alterations that have become an integral part of the Building, shall be and become the property of the Landlord upon termination of the Lease, and shall not be deemed trade fixtures, and shall remain upon and be surrendered with the Premises at the termination of this Lease.

If, during the Term hereof, any Alteration is required by law, regulation, ordinance or order of any public agency as a result of Tenant’s use of the Premises for purposes other than office use, Tenant shall promptly make the same at its sole cost and expense. If during the Term, any alteration, addition, or change to the Common Area is Required by law, regulation, ordinance or order of any public agency, Landlord shall make the same and the cost of such alteration, addition or change shall be a Common Area Charge and Tenant shall pay Tenant’s Pro Rata Share of said cost to Landlord as provided in Paragraph 12 above.

14.	Warranty, Acceptance of Premises, Disclaimer:

A.

Warranty: Landlord represents that upon the Effective Date to the best of Landlord’s knowledge (i) the Premises will be as clean and in as good condition as on the date of the execution of this Lease, and that (ii) the Premises will be in full compliance with the Americans With Disabilities Act, and any other governmental codes or laws regulating access to the Premises as of the year it was built.

B.

Acceptance of the Premises: Prior to delivery of the Premises to Tenant, Landlord, at Landlord’s sole cost and expense, shall (i) remove the framing materials from the prior tenant’s temporary demising walls located in the portion of the Premises on the second (2nd) floor and replace all affected ceiling tiles with new (or equivalent) ceiling tiles and (ii) thoroughly dry the Premises and remediate any existing mold resulting from window leakage. Subject to the foregoing, by entry and taking possession of the Premises pursuant to this Lease, Tenant accepts the Premises as being in acceptable condition and repair and accepts the Premises in their condition existing as of the date of such entry, and Tenant further accepts the tenant improvements to be constructed by Tenant, if any, will be completed in accordance with the plans and specifications for such improvements that Landlord may approve in advance in writing. Tenant accepts the premises as-is and warrants Tenant has thoroughly inspected the premises prior to executing this Lease. The provisions of this Section 14.B will not be deemed to supersede the provisions of Section 10.A above.

C.

Disclaimer of Warranties: Tenant acknowledges that neither Landlord nor Landlord’s agents has made any representation or warranty as to the suitability of the Premises to the conduct of Tenant’s business, nor does this Lease represent the amount of square footage, notwithstanding paragraph two. Tenant warrants and represents that it has relied solely on its own investigation, experts and analysis in investigating the Premises, this Lease and all relevant matters concerning same. Any agreements, warranties or representations not expressly contained herein shall in no way bind either Landlord or Tenant, and Landlord and Tenant expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement, if any, not contained in this Lease. This Lease and Addendum One constitute the entire understanding between the parties hereto and no addition to, or modification of, any term or provision of this Lease or Addendum One shall be effective until set forth in a writing signed by both Landlord and Tenant. The rule of construction construing ambiguities against the draftor shall not apply to this Lease or Addendum One.

15.	Default:

A.	Events of Default: A breach of this Lease by Tenant shall exist if any of the following events (hereinafter referred to as a “Default”) shall occur:

1)

Default in the payment when due of any installment of rent or other payment required to be made by Tenant hereunder, where such default shall not have been cured within five (5) business days after written, emailed or faxed notice of such default is given to Tenant. If Landlord serves Tenant with a Notice to Pay or Quit pursuant to the applicable unlawful detainer statutes, such Notice to Pay or Quit shall also constitute the written notice required by this clause;

2)	Tenant’s breach or violation of any of the provisions of Paragraph 25 below if not cured within five (5) business days following notice from Landlord;

3)	Tenant’s breach or violation of any of the provisions of Paragraph 39 below;

4)

Tenant’s failure to perform any other term, covenant or condition contained in this Lease where such failure shall have continued for thirty (30) days after written notice of such failure is given to Tenant;

5)	Tenant’s vacating or abandonment of the Premises (except in connection with a sublease or assignment permitted by this Lease);

6)	Tenant’s assignment of its assets for the benefit of its creditors;

7)

The sequestration of, attachment of, or execution on, any substantial part of the property of Tenant or on any property essential to the conduct of Tenant’s business shall have occurred and Tenant shall have failed to obtain a return or release of such property within thirty (30) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier;

8)

Tenant or any guarantor of Tenant’s obligations hereunder shall commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seek appointment of a receiver, trustee, custodian, or other similar official for it or for all or any substantial part of its property;

9)	Tenant or any such guarantor shall take any corporate action to authorize any of the actions set forth in Clause 8 above; or

10)

Any case, proceeding or other action against Tenant or any guarantor of Tenant’s obligations hereunder shall be commenced seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of an order for relief against it which is not fully stayed within seven (7) business days after the entry thereof or (ii) remains un-dismissed for a period of forty-five (45) days.

B.	Remedies: Upon a Default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law, to which Landlord may resort cumulatively, or in the alternative:

1)

Recovery of Rent: Landlord shall be entitled to keep this Lease in full force and effect (whether or not Tenant shall have abandoned the Premises) and to enforce all of its rights and remedies under this Lease, including the right to recover rent and other sums as they become due, plus interest at the Permitted Rate (as defined in Paragraph 33 below) from the due date of each installment of rent or other sum until paid.

2)

Termination: Landlord may terminate this Lease by giving Tenant written notice of termination. On the giving of the notice all of Tenant’s rights in the Premises and the Building and Parcel shall terminate. Upon the giving of the notice of termination, Tenant shall surrender and vacate the Premises in the condition required by Paragraph 34, and Landlord may re-enter and take possession of the Premises and all the remaining improvements or property and eject Tenant or any of Tenant’s subtenants, assignees or other person or persons claiming any right under or through Tenant or eject some and not others or eject none. This Lease may also be terminated by a judgment specifically providing for termination. Any termination under this paragraph shall not release Tenant from the payment of any sum then due Landlord or from any claim for damages or rent previously accrued or then accruing against Tenant. In no event shall any one or more of the following actions by Landlord constitute a termination of this Lease:

a)	maintenance and preservation of the Premises;

b)	efforts to re-let the Premises;

c)	appointment of a receiver in order to protect Landlord’s interest hereunder;

d)	consent to any subletting of the Premises or assignment of this Lease by Tenant, whether pursuant to provisions hereof concerning subletting and assignment or otherwise; or

e)	any other action by Landlord or Landlord’s agents intended to mitigate the adverse effects from any breach of this Lease by Tenant.

C.	Damages: In the event this Lease is terminated pursuant to Subparagraph 153.2 above, or otherwise, Landlord shall be entitled to damages in the following sums:

1)	the worth at the time of award of the unpaid rent which has been earned at the time of termination; plus

2)

the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

3)

the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

4)

any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom including, without limitation, the following: (i) expenses for cleaning, repairing or restoring the Premises; (ii) expenses for altering, remodeling or otherwise improving the Premises for the purpose of re-letting, including installation of leasehold improvements (whether such installation be funded by a reduction of rent, direct payment or allowance to the succeeding lessee, or otherwise); (iii) real estate broker’s fees, free or reduced rent and/or tenant improvements for the next tenant, advertising costs and other expenses of re-letting the Premises; (iv) costs of carrying the Premises such as taxes and insurance premiums thereon, utilities and security precautions; (v) expenses in retaking possession of the Premises; (vi) attorneys’ fees and court costs; and (vii) any unamortized real estate brokerage commission paid in connection with this Lease.

5)

The “worth at the time of award” of the amounts referred to in Subparagraphs (a) and (b) of this Paragraph 15.B(3) is computed by allowing interest at the Permitted Rate. The “worth at the time of award” of the amounts referred to in Subparagraph (c) of this Paragraph 15.B.(3) is computed by discounting such amount at the discount rate of the Federal Reserve Board of San Francisco at the time of award plus one percent (1%). The term “rent” as used in this Paragraph 15 shall include all sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease.

16.	Destruction:

A.

In the event that more than a quarter of the Premises are destroyed by an uninsured peril, Landlord or Tenant may, upon written notice to the other, given within thirty (30) days after the occurrence of such damage or destruction, elect to terminate this Lease;

provided, however, that either party may, within thirty (30) days after receipt of such notice, elect to make any required repairs and/or restoration at such party’s sole cost and expense, in which event this Lease shall, subject to Section 16.D below, remain in full force and effect, and the party having made such election to restore or repair shall thereafter diligently proceed with such repairs and/or restoration, subject to Section 16.D below.

B.

In the event the Premises are damaged from any insured peril to the extent of fifty percent (50%) or more of the then replacement cost of the Premises, Landlord or Tenant may, upon written notice to the other, given within thirty (30) days after the occurrence of such damage or destruction, elect to terminate this Lease. If a party does not give such notice in writing within such period, the parties shall be deemed to have elected to rebuild or restore the Premises, in which event Landlord shall, at its expense, promptly rebuild or restore the Premises to their condition prior to the damage or destruction and Tenant shall pay to Landlord upon commencement of reconstruction the amount of any deductible from the insurance policy.

C.

In the event the Premises are damaged or destroyed from any insured peril to the extent of less than fifty percent (50%) of the then replacement cost of the Premises, Landlord may, at Landlord’s expense, promptly rebuild or restore the Premises to their condition prior to the damage or destruction.

D.

In the event that, pursuant to any of the foregoing provisions, Landlord chooses to rebuild or restore the Premises, Landlord shall, within thirty (30) days after the occurrence of such damage or destruction, provide Tenant with written notice of the time required for such repair or restoration (“Landlord’s Repair Notice”). If such period is longer than two hundred ten (210) days from the date of the damage, Tenant may, within thirty (30) days after receipt of Landlord’s notice, elect to terminate the Lease by giving written notice to Landlord of such election, whereupon the Lease shall immediately terminate. The period of time for Landlord to complete the repair or restoration shall be extended for delays caused by the fault or neglect of Tenant or because of acts of God, acts of Public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, ability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of contractors or subcontractors due to such causes, or other contingencies beyond the control of Landlord. Landlord’s obligation to repair or restore the Premises shall not include restoration of Tenant’s trade fixtures, equipment, merchandise, or any improvements, alterations or additions made by Tenant to the Premises. Notwithstanding the foregoing, if Tenant was entitled to but elected not to exercise its right to terminate this Lease and Landlord does not substantially complete the repair and restoration of the Premises within two (2) months after the expiration of the estimated period of time set forth in Landlord’s Repair Notice, which period shall be extended to the extent of any delays caused by Tenant, then Tenant may terminate this Lease by written notice to Landlord within thirty (30) days after the expiration of such period, as the same may be so extended. Additionally, if the Premises, or any part thereof, or any portion of the Building necessary for Tenant’s use of the Premises, are damaged or destroyed during the last twelve (12) months of the Term, or any extension thereof, Tenant may terminate this Lease by giving written notice thereof to Landlord within thirty (30) days after the date of the casualty, in which case this Lease shall terminate as of the later of the date of the casualty or the date of Tenant’s vacation of the Premises.

E.

In the event of damage to the Building or Project which does not effect the Premises but prevents Tenant from having access to or the use of the Premises (or a material portion thereof), Landlord will promptly repair such damage such that Tenant can have access to and use of the Premises, and during any period in which Tenant I so prevented from having access to or use of the Premises, Tenant will be afforded an abatement of Tenant’s rental obligation hereunder (prorated based upon the portion of the Premises which is so rendered unusable) in the manner described in Section I6.F below. However, if, pursuant to Landlord’s Repair Notice, the damage will take in excess of two hundred ten (210) days from the date of damage to repair, either party hereto may terminate this Lease by written notice to the other delivered within thirty (30) days after the date of delivery of Landlord’s Repair Notice.

F.

Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect; provided, however, that during any period of repairs or restoration, rent and all other amounts to be paid by Tenant on account of the Premises and this Lease shall be abated in proportion to the area of the Premises rendered not reasonably suitable for the conduct of Tenant’s business thereon. Tenant’s abatement period shall continue until Tenant has been given sufficient time, and sufficient access to the Premises, to rebuild the portion of the Premises it is required to rebuild, to install its property, furniture, fixtures, data and telecommunications cabling and equipment and to move in to the Premises over the course of one (1) full weekend (during which weekend Tenant shall be provided with the exclusive use of the Building’s freight elevator). Tenant hereby expressly waives the provisions of Section 1932, Subdivision 2 and Section 1933, Subdivision 4 of the California Civil Code. In the event of law changes, any references to outdated laws shall refer to the closest replacement laws throughout this lease as determined by Landlord.

17.	Condemnation:

A.

Definition of Terms: For the purposes of this Lease, the term (1) “Taking” means a taking of the Premises or damage to the Premises related to the exercise of the power of eminent domain and includes a voluntary conveyance, in lieu of court proceedings, to any agency, authority, public utility, person or corporate entity empowered to condemn property; (2) “Total Taking” means the taking of the entire Premises or so much of the Premises as to prevent or substantially impair the use thereof by Tenant for the uses herein specified; provided, however, in no event shall a Taking of less than twenty five percent (25%) of the rentable area of the Premises be deemed a Total Taking; (3) “Partial Taking” means the taking of only a portion of the Premises which does not constitute a Total Taking; (4) “Date of Taking” means the date upon which the title to the Premises, or a portion thereof, passes to and vests in the condemnor or the effective date of any order for possession if issued prior to the date title vests in the condemnor; and (5) “Award” means the amount of any award made, consideration paid, or damages ordered as a result of a Taking.

B.

Rights: The parties agree that in the event of a Taking all rights between them or in an to an Award shall be as set forth herein and Tenant shall have no right to any Award except as set forth herein.

C.

Total Taking: In the event of a Total Taking during the term hereof (1) the rights of Tenant under this Lease and the leasehold estate of Tenant in and to the Premises shall cease and terminate as of the Date of Taking; (2) Landlord shall refund to Tenant any prepaid rent; (3) Tenant shall pay Landlord any rent or charges due Landlord under the Lease, each prorated as of the Date of Taking; (4) Tenant shall receive from Landlord those portions of the Award attributable to trade fixtures of Tenant and for moving expenses of Tenant; and (5) the remainder of the Award shall be paid to and be the property of Landlord.

D.

Partial Taking: In the event of a Partial Taking during the term hereof (1) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the portion of the Premises taken shall cease and terminate as of the Date of Taking; (2) from and after the Date of Taking the Monthly Installment of rent shall be an amount equal to the product obtained by multiplying the monthly Installment of rent immediately prior to the Taking by a fraction, the numerator of which is the number of square feet contained in the Premises after the Taking and the denominator of which is the number of square feet contained in the Premise prior to the Taking; (3) Tenant shall receive from the Award the portions of the Award attributable to trade fixtures of Tenant; (4) the remainder of the Award shall be paid to and be the property of Landlord; and (5) in the event of any such condemnation or taking and this Lease is not so terminated, Landlord shall promptly repair the Premises or the Project, as the case may be, to a condition such that the remaining portion of the Premises or Project, as the case may be, shall constitute an architectural unit, fit for Tenant’s occupancy and business operations; provided, however, that Landlord’s obligation to repair hereunder shall be limited to the extent of the net proceeds made available to Landlord for such repair from any such condemnation or taking and subject to the rights of Landlord’s mortgagee(s).

18.

Mechanics’ Lien: Tenant shall (A) pay for all labor and services performed for, materials used by or furnished to, Tenant or any contractor employed by Tenant with respect to the Premises; (B) indemnify, defend, protect and hold Landlord and the Premises harmless and free from any liens, claims, liabilities, demands, encumbrances, or judgments created or suffered by reason of any labor or services performed for, materials used by or furnished to, Tenant or any contractor employed by Tenant with respect to the Premises; (C) give notice to Landlord in writing five (5) days prior to employing any laborer or contractor to perform services related to, or receiving materials for use upon the Premises; and (D) permit Landlord to post a notice of non-responsibility in accordance with the statutory requirements of California Civil Code Section 3094 or any amendment thereof. In the event Tenant is required to post an improvement bond with a public agency in connection with the above, Tenant agrees to include Landlord as an additional obligee.

19.

Inspection of the Premises. Tenant shall permit Landlord and its agents to enter the Premises at any reasonable time upon reasonable advance notice to Tenant for the purpose of inspecting the same, performing Landlord’s maintenance and repair responsibilities, posting a notice of non-responsibility for alterations, additions or repairs and at any time within one hundred eighty (180) days prior to expiration of this Lease, to place upon the Premises, ordinary “For Lease,” or “For Sale” signs at any time. Landlord will provide Tenant with at least ten (10) days prior notice of any of the actions set forth in this Article 19, to be taken by Landlord if such action will substantially interfere with Tenant’s ability to (i) conduct business in the Premises, (ii) gain access to and from the Premises, or (iii) use or have access to and egress from the on-site parking area. Tenant shall have the right to require that Landlord be accompanied by a representative of Tenant during any such entry. Landlord shall use diligent efforts to ensure that the performance of any such work of repairs or alterations shall not interfere with Tenant’s use of the Premises (or any portion thereof) for Tenant’s business purposes (such efforts to include limiting the performance of any such work which might be disruptive to weekends or the evening and the cleaning of any work area prior to the commencement of the next business day). The foregoing will not be construed to impose any specific maintenance or repair obligations on Landlord.

20.	Compliance with Laws:

A.

By Tenant. Tenant shall, at its own cost, comply with all of the requirements of all municipal, county, state, ADA, and federal authorities now in force, or which may hereafter be in force, pertaining to the use and occupancy of the Premises, and shall faithfully observe all municipal, county, state and federal law, statutes or ordinances now in force or which may hereafter be in force; provided, however, that the foregoing shall not be interpreted to require Tenant to perform structural or capital work unless required due to Tenant’s specific use of the Premises or triggered by Tenant’s actions. The judgment of any court of competent jurisdiction or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such ordinance or statute in the use and occupancy of the Premises shall be conclusive of the fact that such violation by Tenant has occurred.

B.

By Landlord. Landlord, at its sole cost, would be responsible for any necessary improvements to the Building shell to comply with Building code and ADA requirements during the Lease Term to allow for Tenant’s use. These code compliance costs would not be allocated as Common Area Charges, but would be passed through to Tenant as amortized capital improvement expenses per each item’s useful life as determined by GAAP standards.

21.

Subordination: The following provisions shall govern the relationship of this Lease to any underlying lease, mortgage or deed of trust which now or hereafter affects the Premises, the Building and/or the Parcel, or Landlord’s interest or estate therein (the “Project”) and any renewal, modification, consolidation, replacement, or extension thereof (a “Security Instrument”). As of the Effective Date, no mortgage or deed of trust encumbers all or any portion of the Project.

A.

Priority: This Lease is subject and subordinate to all Security Instruments existing as of the Commencement Date. However, if any Lender so requires, this Lease shall become prior and superior to any such Security Instrument.

B.

Subsequent Security Instruments: At Landlord’s election, subject to Tenant’s receipt of a Non-Disturbance Agreement pursuant to the provisions of Section 21.E below, this Lease shall become subject and subordinate to any Security Instrument created after the Commencement Date. Notwithstanding such subordination, Tenant’s right to quiet possession of the Premises shall not be disturbed so long as Tenant is not in Default, unless this Lease is otherwise terminated pursuant to its terms.

C.

Documents: Tenant shall execute any reasonable document or instrument required by Landlord or any Lender to make this Lease either prior or subordinate to a Security Instrument, which may include such other commercially reasonable matters as the Lender customarily requires in connection with such agreements, including provisions that the Lender, if it succeeds to the interest of Landlord under this Lease, shall not be (i) liable for any act or omission of any prior landlord (including Landlord), (ii) subject to any offsets or defenses which Tenant may have against any prior landlord (including Landlord), (iii) bound by any rent or Additional Rent paid more than one (1) month in advance of its date due under this Lease unless the Lender received it from Landlord, (iv) liable for any defaults on the part of Landlord occurring prior to the time that the Lender take possession of the Premises in connection with the enforcement of its Security Instrument, (v) liable for the return of any Security Deposit unless such deposit has been delivered to Lender, or (vi) bound by any agreement or modification of this Lease made without the prior written consent of Lender (other than an agreement or modification of this Lease reflecting an exercise by Tenant of any right or option contained herein by Tenant). Tenant’s failure to execute any such document or instrument with ten (10) business days after written demand therefore and subsequent failure to so execute such document within three (3) business days following delivery of a second (2nd) notice from Landlord, shall constitute a default by Tenant.

D.

Tenant’s Attomment: Tenant shall attorn (1) to any purchaser of the Premises at any foreclosure sale or private sale conducted pursuant to any Security Instrument encumbering the Project; (2) to any grantee or transferee designated in any deed of trust, mortgage, or other written security device or agreement affecting the Project; and (2) any lessor under any underlying lease under which Landlord holds its interest in the Project.

E.

Non-Disturbance. As a condition to any subordination of this Lease to the lien of any Security Interest, Landlord shall deliver to Tenant for execution a non-disturbance agreement from Landlord’s mortgagee or ground lessor in form and substance reasonably satisfactory to Tenant (a “Non-Disturbance Agreement”); such Non-Disturbance Agreement shall provide, in part, that (i) Tenant will not be named or joined in any proceeding (or trustee’s sale) to enforce said mortgage unless such be required by law to perfect the proceeding (or sale), (ii) that so long as this Lease is in full force and effect and there exists no Default hereunder, Tenant’s rights under this Lease shall not be disturbed by reason of such subordination or by reason of foreclosure of such mortgage or termination of such ground lease, or exercise of the statutory power of sale, or receipt of a deed in lieu of foreclosure.

22.

Holding Over: This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant after expiration shall not constitute a renewal or extension or give Tenant any rights in or to the Premises except as expressly provided in this Lease. Any holding over after the expiration with the consent of Landlord shall be construed to be a tenancy from month to month, at one hundred fifty percent (150%) of the monthly rent for the last month of the Lease Term, and shall otherwise be on the terms and conditions herein specified insofar as applicable.

23.

Notices: Any notice required or desired to be given under this Lease shall be in writing with copies directed as indicated below and shall be personally served or given by mail, electronic mail or nationally recognized overnight courier, except as permitted in Paragraph I5A.(1). Any notice given by mail shall be deemed to have been given when three (3) business days have elapsed from the time such notice was deposited in the United States mails, certified and postage prepaid, addressed to the party to be served with a copy as indicated herein at the last address given by that party to the other party under the provisions of this Paragraph 23. Any notice delivered by overnight courier will be deemed delivered on the business day next-succeeding the date of delivery to such notice to courier (provided such delivery occurred with sufficient time for delivery on such business day). Any notice delivered personally shall be deemed given on the date of delivery (provided that if such date is a weekend or holiday, such notice shall be deemed given on the next-succeeding business day). Any notice given by electronic mail will be deemed given on the date the electronic mail is received; provided that if such date is a weekend or holiday or if such electronic mail is received after 5:00 p.m. on a business day, such notice will be deemed given on the next-succeeding business day. At the date of execution of this Lease, the addresses of Landlord and Tenant are as set forth in the initial paragraph of this Lease, above. A copy of any notice delivered to Tenant shall also be delivered to Shartsis Friese LLP, One Maritime Plaza, 18th Floor, San Francisco, California 94111, Attention: Jonathan M. Kennedy. A copy of any notice delivered to Landlord shall also be delivered to Eric Brugger, 21 Haciendas Drive, Woodside, CA 94062 (cire2loki@aol.com).

After the Commencement Date, the address of Tenant shall be at the Premises.

24.

Attorneys’ Fees: In the event either party shall bring any action or legal proceeding for damages for any alleged breach of any provision of this Lease, to recover rent or possession of the Premises, to terminate this Lease, or to enforce, protect or establish any term or covenant of this Lease or right or remedy of either party, the prevailing party shall be entitled to recover as a part of such action or proceeding, reasonable attorneys’ fees and court costs, including attorneys’ fees and costs for appeal, as may be fixed by the court or jury. The term “prevailing party” shall mean the party who received substantially the relief requested, whether by settlement, dismissal, summary judgment, judgment, or otherwise.

25.	Non-assignment:

A.

Landlord’s Consent Required: Tenant’s interest in this Lease is not assignable, by operation of law or otherwise, nor, except as expressly provided herein, shall Tenant have the right to sublet the Premises, transfer any interest of Tenant therein or permit any use of the Premises by another party, without the prior written consent of Landlord to such assignment, subletting, transfer or use, which consent shall not be unreasonably withheld. A consent to one assignment, subletting, occupancy or use by another party shall not be deemed to be a consent to any subsequent assignment, subletting, occupancy or use by another party. Any assignment or subletting without such consent shall be void and shall, at the option of Landlord, terminate this Lease.

Landlord’s waiver or consent to any assignment or subletting hereunder shall not relieve Tenant from any obligation under this Lease unless the consent shall so provide.

B.

Transferee Information Required: If Tenant desires to assign its interest in this Lease or sublet the Premises, or transfer any interest of Tenant therein, or permit the use of the Premises by another party (hereinafter collectively referred to as a “Transfer”), Tenant shall give Landlord at least sixty (60) days prior written notice of the proposed Transfer and of the terms of such proposed Transfer, including, but not limited to, the name and legal composition of the proposed transferee, a complete and accurate financial statement of the proposed transferee, the nature of the proposed transfer’s business to be carried on in the Premises, the payment to be made or other consideration to be given to Tenant on account of the Transfer, and such other pertinent information as may be requested by Landlord within five (5) days following Tenant’s submission of the foregoing information, all in sufficient detail to enable Landlord to evaluate the proposed Transfer and the prospective transferee. In the event Tenant seeks to Transfer its interest in this Lease or the Premises, Landlord shall have the following options, which may be exercised in its reasonable discretion:

1)

In a case of (i) any proposed assignment of Tenant’s interest in this Lease or (ii) the sublease of one (I) full floor or more for a term which is at least two (2) years (including potential options) in either case, except in the case of a Permitted Transfer (defined below), Landlord may elect to terminate this Lease with respect to the area that is the subject of the proposed Transfer effective as of the proposed effective date of the proposed Transfer and release Tenant from any further liability hereunder accruing with respect to such space after such termination date by giving Tenant written notice of such termination within seven (7) days after receipt by Landlord of Tenant’s notice of intent to transfer as provided above. If Landlord makes such election to terminate this Lease, Tenant shall surrender the applicable portion of the Premises, in accordance with Paragraph 34, on or before the effective termination date, provided that, in no event will Tenant have less than one hundred twenty (120) days from the date it receives notice of Landlord’s election to vacate and surrender the applicable portion of the Premises; or

2)

Landlord may consent to the proposed Transfer on the condition that Tenant agrees to pay to Landlord, as Additional Rent, seventy five percent (75%) of any and all rents or other consideration (including key money) received by Tenant from the transferee by reason of such Transfer in excess of the rent payable by Tenant to Landlord under this Lease (after deducting commercially reasonable brokerage commissions, advertising expenses, attorneys’ fees and construction costs incurred by Tenant in connection with the Transfer). Tenant expressly agrees that the foregoing is a reasonable condition for obtaining Landlord’s consent to any Transfer; or

3)	Landlord may reasonably withhold its consent to the proposed Transfer. Without limitation, the following will be deemed reasonable grounds on which to withhold consent to a proposed Transfer:

a)	The proposed transferee is a governmental agency; or

b)	The proposed transferee does not have sufficient financial strength to fulfill its obligations under the proposed Transfer; or

c)	The proposed transferee intends to use the applicable portion of the Premises for a use which is unlawful or which violates the provisions of this Lease; or

d)	The proposed transferee is involved in the production or distribution of adult or pornographic materials; or

e)	Occupancy of the Building by the proposed transferee would violate the express provisions of another tenant’s lease for space in the Building.

If Landlord fails to timely deliver to Tenant notice of Landlord’s consent, or the withholding of consent, to a proposed Transfer, Tenant may send a second (2nd) notice to Landlord, which notice must contain the following inscription, in bold faced lettering: “SECOND NOTICE DELIVERED PURSUANT TO ARTICLE 25 OF THE LEASE — FAILURE TO TIMELY RESPOND WITHIN FIVE (5) BUSINESS DAYS SHALL RESULT IN DEEMED APPROVAL OF ASSIGNMENT OR SUBLEASE.” If Landlord fails to deliver notice of Landlord’s consent to, or the withholding of Landlord’s consent, to the proposed assignment or sublease within such five (5) business day period, Landlord shall be deemed to have approved the assignment or sublease in question.

C.

Permitted Transfers. Notwithstanding anything to the contrary in this Article 25, if Tenant is not in Default, Tenant may, without Landlord’s prior written, sublet any portion of the Premises to an Affiliate of Tenant or assign this Lease to (a) an Affiliate of Tenant, (b) a successor to Tenant by merger or consolidation, or (c) a successor to Tenant by purchase of all or substantially all of Tenant’s outstanding stock or assets (a “Permitted Transfer”), provided that (i) at least 10 business days before the Transfer, Tenant notifies Landlord of such Transfer and supplies Landlord with any documents or information reasonably requested by Landlord relating thereto, including reasonable documentation that the Transfer satisfies the requirements of this Section 25.0 (unless Tenant is prohibited by applicable Law or confidentiality agreement from delivering such notice, in which event Tenant will deliver such notice as soon as reasonably possible following the effective date of the transfer), (ii) in the case of an assignment pursuant to clause (a) or (c) above, the assignee executes and delivers to Landlord, at least sixty (60) days before the effective date of the assignment (or immediately upon Tenant’s ability to provide such notice if such advance notice is not permitted by applicable law or by the terms of the Permitted Transfer), a commercially reasonable instrument pursuant to which the assignee assumes, for Landlord’s benefit, all of Tenant’s obligations under this Lease; (iii) in the case of an assignment pursuant to clause (b) above, the successor entity has a net worth (computed in accordance with generally accepted accounting principles, except that intangible assets such as goodwill, patents, copyrights, and trademarks shall be excluded in the calculation (“Net Worth”)) at the time of the Transfer that is at least equal to the Net Worth of Tenant immediately before the Transfer; (iv) the transferee is qualified to conduct business in the State of California, and (v) the Transfer is made for a good faith operating business purpose and not, whether in a single transaction or in a series of transactions, entered into as a subterfuge to evade the requirements of this Article 25. As used herein, “Affiliate” means, with respect to any party, a person or entity that controls, is under common control with, or is controlled by such party.

26.	Successors: The covenants and agreements contained in this Lease shall be binding on the parties hereto and on their respective heirs, successors and assigns (to the extent the Lease is assignable).

27.

Mortgagee Protection: In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage encumbering the premises, whose address shall have been furnished to Tenant, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effect a cure.

28.

Landlord Loan or Sale: Tenant agrees promptly following a request by Landlord to (A) execute or make good faith comments to and deliver to Landlord any documents, including estoppel certificates reasonably requested by Landlord, (1) certifying that this Lease is unmodified and in full force and effect (or, if modified, specifying such modification and certifying that the Lease as so modified is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (2) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder (or specifying such defaults, if any, that are claimed), and (3) evidencing the status of the Lease as may be required either by a lender making a loan to Landlord to be secured by a deed of trust or mortgage covering the Premises or a purchaser of the Premises from Landlord and (B) to deliver to Landlord the financial statement of Tenant with an opinion of a certified public accountant, including a balance sheet and profit and loss statement, for the last completed fiscal year all prepared in accordance with generally accepted accounting principles consistently applied. Tenant’s failure to deliver an estoppel certificate within ten (10) business days following such request which continues for an additional three (3) business days after a second (2nd) request shall be a Default under this Lease.

29.

Surrender of Lease Not Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenants, or operate as an assignment to Landlord of any or all such subleases or subtenants.

30.

Waiver: The waiver by Landlord or Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained.

31.	General:

A.

Captions: The captions and paragraph headings used in this Lease are for the purposes of convenience only. They shall not be construed to limit or extend the meaning of any part of this Lease, or be used to interpret specific sections. The word(s) enclosed in quotation marks shall be construed as defined terms for purposes of this Lease. As used in this Lease, the masculine, feminine and neuter and the singular or plural number shall each be deemed to include the other whenever the context so requires.

B.

Definition of Landlord: The term Landlord as used in the Lease, so far as the covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner at the time in question of the fee title of the Premises, and in the event of any transfer or transfers of the title of such fee, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall after the date of such transfer or conveyance be automatically freed and relieved of all liability with respect to performance of any covenants or obligations on the part of Landlord contained in this Lease, thereafter to be performed; provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee. It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject as aforesaid, be binding upon each Landlord, its heirs, personal representatives, successors and assigns only during its respective period of ownership.

C.	Time of Essence: Time is of the essence for the performance of each term, covenant and condition of this Lease.

D.

Severability: In case any one of more of the provisions contained herein, except for the payment of rent, shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein. This Lease shall be construed and enforced in accordance with the laws of the State of California.

E.	Joint and Several Liability: If Tenant is more that one person or entity, each such person or entity shall be jointly and severally liable for the obligations of Tenant hereunder.

F.

Law: As used in this Lease, the term “Law(s)” or “law(s)” shall mean any judicial decision, statute, constitution, ordinance, resolution, rule, administrative order, or other requirement of any government agency or authority having jurisdiction over the parties to this Lease or the Premises or both, in effect at the Commencement Date of this Lease or any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g., board of fire examiners, public utility or special district). Jurisdiction shall be in San Mateo County Superior Court.

G.

Agent: As used in this Lease, the term “Agent” shall mean, with respect to either Landlord or Tenant, its respective agents, employees, contractors, (and their subcontractors), and invitees (and in the case of Tenant, its subtenants).

H.

Waiver of Jury Trial: Landlord and Tenant hereby waive their respective right to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding and/or hearing brought by either landlord against tenant or tenant against landlord on any matter whatsoever arising out of, or in any way connected with this lease, the relationship of landlord and tenant, tenant’s use or occupancy of the premises, or any claim of injury or damage, or the enforcement of any remedy under any law, statute, or regulation, emergency or otherwise, now or hereafter in effect.

Initials: __________(Landlord)     __________     __________(Tenant)

32.

Signs: Tenant shall not place or permit to be placed any sign or decoration on the Parcel or the exterior of the Building without the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed (but Landlord’s consent to any proposed signage on the fascia may be withheld in Landlord’s sole and unfettered discretion). Any sign erected by the Tenant will be in full compliance with the laws of Redwood City, and Tenant will bear all costs associated with obtaining any necessary permits. Landlord agrees to use reasonable efforts to cooperate with Tenant in procuring any governmental approvals for any such signage and in particular agrees that Tenant shall have the right to install signage on the exterior of the Building (excluding signs adversely affecting the Building’s fascia and roof), prominent monument signage and signage at the entrance to the Premises, without additional charge payable to Landlord. At the termination of this Lease, Tenant shall remove any sign which it has placed on the Parcel or Building and shall repair any damage caused by the installation or removal of such sign and restore the Premises to their current perfect condition.

33.

Interest on Past Due Obligations: Any Monthly Installment of rent or any other sum due from Tenant under this Lease which is received by Landlord after the date the same is due shall bear interest from said due date until paid, at an annual rate equal to the greater of (the “Permitted Rate”): (1) ten percent (10%); or (2) five percent (5%) plus the rate established by the Federal Reserve Bank of San Francisco, as of the twenty-fifth (25`h) day of the month immediately preceding the due date, on advances to member banks under Sections 13 and 13(a) of the Federal Reserve Act, as now in effect or hereafter from time to time amended. Payment of such interest shall not excuse or cure any default by Tenant. In addition, Tenant shall pay all costs and attorneys’ fees incurred by Landlord in collection of such amounts. Notwithstanding anything herein, the interest rate shall never be higher than permitted by law.

34.

Surrender of the Premises: On the last day of the Lease Term at noon, or on the sooner termination of this Lease, Tenant shall surrender the Premises to Landlord in their condition existing as of the Commencement Date of this Lease, ordinary wear and tear and permitted alterations and improvements excepted, with all originally painted interior walls washed, and other interior walls cleaned, and repaired or replaced, all carpets shampooed and cleaned, the air conditioning and heating equipment serviced and repaired by a reputable and licensed service firm (if Tenant then occupies all of the Building), all floors cleaned and waxed, all to the reasonable satisfaction of Landlord. Tenant shall have removed all of Tenant’s personal property and trade fixtures from the Premises, and all property not so removed shall be deemed abandoned by Tenant. Tenant, at its sole cost, shall repair any damage to the Premises caused by the removal of Tenant’s personal property, machinery and equipment, which repair shall include, without limitation, the patching and filling of holes and repair of structural damage, fully restoring the Premises. If the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify, defend, protect and hold Landlord harmless from and against loss or liability resulting from delay by Tenant in so surrendering the Premises including without limitation, any claims made by any succeeding tenant or losses to Landlord due to lost opportunities to lease to succeeding tenants.

35.

Authority: The undersigned parties hereby warrant that they have proper authority and are empowered to execute this Lease on behalf of Landlord and Tenant, respectively. Tenant has had this Lease reviewed by counsel.

36.

Public Record: This Lease is made subject to all matters of public record affecting title to the property of which the Premises are a part. Tenant shall abide by and comply with all private conditions, covenants and restrictions of public record now or hereafter affecting the Premises and any amendment thereof.

37.

Broker and Commission: Landlord and Tenant acknowledge that the parties are represented by brokers (in particular, Landlord is represented by Colliers International, and Tenant is represented by Jones Lang LaSalle Americas and are referred to herein as “Landlord’s Broker”, “Tenant’s Broker” and collectively as the “Brokers”), and shall be paid according to separate commission agreements. The commissions are conditioned and contingent on Tenant depositing the Security Deposit with Landlord. The parties acknowledge and represent that they have not dealt with any other brokers related to this Lease, and no additional brokerage commission, fee, obligation has been paid or is owed by either party. [SEE ADDENDUM ONE, SECTION 10]

38.

Limitation on Landlord’s Liability: Tenant, for itself and its successors and assigns (to the extent this Lease is assignable), hereby agrees that in the event of any actual, or alleged, breach or default by Landlord under this Lease that:

A.	Tenant’s sole and exclusive remedy against Landlord shall be as against Landlord’s interest in the Building and Project;

B.	No partner, shareholder, employee, agent, officer or director of Landlord shall be sued or named in a party in a suit or action;

C.	No service of process shall be made against any partner, shareholder, employee, agent, officer or director of Landlord;

D.	No partner, shareholder, employee, agent, officer or director of Landlord shall be required to answer or otherwise plead to any service of process;

E.	No judgment will be taken against any partner, shareholder, employee, agent, officer or director of Landlord;

F.	Any judgment taken against any partner, shareholder, employee, agent, officer or director of Landlord may be vacated and set aside at any time nunc pro tunc;

G.	No writ of execution will ever be levied against the assets of any partner, shareholder, employee, agent, officer or director of Landlord;

H.	The covenants and agreements of Tenant set forth in this Paragraph 38 shall be enforceable by Landlord and any partner, shareholder, employee, agent, officer or director of Landlord.

39.	Hazardous Material:

A.

Definitions: As used herein, the term “Hazardous Material” shall mean any substance: (i) the presence of which requires investigation or remediation under any federal state or local statute, regulation, ordinance, order, action, policy or common law; (ii) which is or becomes defined as a “hazardous waste”, “hazardous substance”, pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of California or any political subdivision thereof; (iv) the presence of which on the Premises causes or threatens to cause a nuisance at Landlord’s unfettered discretion upon the Premises or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Premises; (v) the presence of which on adjacent properties could constitute a trespass by Landlord or Tenant; (vi) without limitation which contains gasoline, diesel fuel or other petroleum hydrocarbons; (vii) without limitation which contains polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation; or (viii) without limitation radon gas.

B.

Permitted Use: Subject to the compliance by Tenant with the provisions of Subparagraphs C, D, E, F, G, H, and I below, Tenant shall be permitted to use and store on the Premises those Hazardous Materials Landlord may approve in writing in advance at landlord’s unfettered discretion. Currently none are permitted. Provided, however, Tenant and its agents, employees, contractors, and subcontractors shall be permitted to use normal quantities of office supplies or products (such as copier fluids or cleaning supplies) customarily used in the conduct of general business office activities (“Common Office Chemicals”) and such supplies, materials, and products (such as solder) customarily used in the construction and alteration of office spaces in such quantities and such manner as are permitted in compliance with applicable Law (“Common Construction Materials”) and provided that the handling of such Common Office Chemicals and Common Construction Materials shall comply at all times with all applicable Laws.

C.	Hazardous Materials Management Plan:

(i)

Prior to Tenant using, handling, transporting or storing any Hazardous Material at or about the Premises (including, without limitation, those listed in Exhibit D), Tenant shall submit to Landlord a Hazardous Materials Management Plan (“HMMP”) for Landlord’s review and approval, which approval shall not be unreasonably withheld. The HMMP shall describe: (aa) the quantities of each material to be used, (bb) the purpose for which each material is to be used, (cc) the method of storage of each material, (dd) the method of transporting each material to and from the Premises and within the Premises, (ee) the methods Tenant will employ to monitor the use of the material and to detect any leaks or potential hazards, and (ff) any other information any department of any governmental entity (city, state or federal) requires prior to the issuance of any required permit for the Premises or during Tenant’s occupancy of the Premises. Landlord may, but shall have no obligation to review and approve the foregoing information and HMMP, and such review and approval or failure to review and approve shall not act as an estoppel or otherwise waive Landlord’s rights under this Lease or relieve Tenant of its obligations under this Lease. If Landlord determines in good faith by inspection of the Premises or review of the HMMP that the methods in use or described by Tenant are not adequate in Landlord’s good faith judgment to prevent or eliminate the existence of environmental hazards, then Tenant shall not use, handle, transport, or store such Hazardous Materials at or about the Premises unless and until such methods are approved by Landlord in good faith and added to an approved HMMP. Once approved by Landlord, Tenant shall strictly comply with the HMMP and shall not change its use, operations or procedures with respect to Hazardous Materials without submitting and amended HMMP for Landlord’s review and approval as provided above.

(ii)

Tenant shall pay to Landlord when Tenant submits an HMMP (or amended HMMP) the amount reasonably determined by Landlord to cover all Landlord’s costs and expenses reasonably incurred in connection with Landlord’s review of the HMMP which costs and expenses shall include, among other things, all reasonable out-of-pocket fees of attorneys, architects, or other consultants incurred by Landlord in connection with Landlord’s review of the HMMP. Landlord shall have no obligation to consider a request for consent to a proposed HMMP unless and until Tenant has paid all such costs and expenses to Landlord, and Tenant shall pay ail such costs and expenses to Landlord irrespective of whether Landlord consents to such proposed HMMP. Tenant shall pay to Landlord on demand the excess, if any, of such costs and expenses actually incurred by Landlord over the amount of such costs and expenses actually paid by Tenant, and Landlord shall promptly refund to Tenant the excess, if any, of such costs and expenses actually paid by Tenant over the amount of such costs and expenses actually incurred by Landlord.

D.

Use Restriction: Except as specifically allowed in Subparagraph B above, Tenant shall not cause or permit any Hazardous Material to be used, stored, generated, discharged, transported to or from, or disposed of in or about the Premises, Building or Parcel or any other land or improvements in the vicinity of the Premises, Building or Parcel. Without limiting the generality of the foregoing, Tenant, at its sole cost, shall comply with all Laws relating to the storage, use, generation, transport, discharge and disposal by Tenant or its Agents of any Hazardous Material. If the presence of any Hazardous Material on the Premises, Building or Parcel caused or permitted by , its vendors, invitees, its Agents or persons or entities otherwise related to Tenant or its use of the Premises results in contamination of the Premises, Building or Parcel or any soil, air, ground or surface waters under, through, over, on, in or about the Premises, Building or Parcel, Tenant, at its expense, shall promptly take all actions necessary to return the Premises, Building or Parcel and/or the surrounding real property to the condition existing prior to the appearance of such Hazardous Material. In the event there is a release, discharge or disposal of or contamination of the Premises, Building or Parcel by a Hazardous Material which is of the type that has been stored, handled, transported or otherwise used or permitted by , its vendors, invitees, its Agents or persons or entities otherwise related to Tenant or its use of the Premises on or about the Premises, Building or Parcel, Tenant shall have the burden of proving that such release, discharge, disposal or contamination is not the result of the acts or omissions of Tenant, its vendors, invitees, its Agents or persons or entities otherwise related to Tenant or its use of the Premises.

E.

Limited Disclosure: To Landlord’s knowledge, as of the Commencement Date the Premises are free of any Hazardous Material but Landlord makes no representations and relies on Tenant’s representation that Tenant has fully investigated the building related to this matter also and that Tenant relies only on its own experts and investigation.

F.

Tenant Indemnity: Tenant shall defend, protect, hold harmless and indemnity Landlord and its Agents Lenders with respect to all actions, claims, losses (including, diminution in value of the Premises), fines, penalties, fees (including, but not limited to, attorneys’ and consultants’ fees) costs, damages, liabilities, remediation costs, investigation costs, response costs and other expenses arising out of, resulting from, or caused by (i) any Hazardous Material used, generated, discharged, transported to or from, stored, or disposed of by Tenant, its vendors, invitees, its Agents or persons or entities otherwise related to Tenant or its use of the Premises in, on, under, over, through or about the Premises, Building or Parcel and/or the surrounding real property or (ii) any disposal of any Hazardous Material on the surface of the Premises occurring after the Commencement Date and prior to the termination of this Lease. Tenant shall not suffer any lien to be recorded against the Premises, Building or Parcel as a consequence of the disposal of any Hazardous Material on the Premises by its vendors, invitees, its Agents or persons or entities otherwise related to Tenant or its use of the Premises, including any so called state, federal or local “super fund” lien related to the “clean up” of any Hazardous Material in, over, on, under, through, or about the Premises.

G.

Compliance: Tenant shall immediately notify Landlord of any inquiry, test, investigation, enforcement proceeding by or against Tenant or the Premises concerning any Hazardous Material. Any remediation plan prepared by or on behalf of Tenant must be submitted to Landlord prior to conducting any work pursuant to such plan and prior to submittal to any applicable government authority and shall be subject to Landlord’s consent. Tenant acknowledges that Landlord, as the owner of the Premises, at its election, shall have the sole right to negotiate, defend, approve and appeal any action taken or order issued with regard to any Hazardous Material by any applicable governmental authority.

H.

Assignment and Subletting: It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting in any case and especially if (i) the proposed assignee’s or subtenant’s anticipated use of the Premises involves the storage, generation, discharge, transport, use of disposal of any Hazardous Material; (ii) if the proposed assignee or subtenant has been required by any prior landlord, lender or governmental authority to “clean up” or remediate any Hazardous Material; (iii) if the proposed assignee or subtenant is subject to investigation or enforcement order or proceeding by any governmental authority in connection with the use, generation, discharge, transport, disposal or storage of any Hazardous Material.

I.

Surrender: Upon the expiration or earlier termination of the Lease, Tenant, at its sole cost, shall remove all Hazardous Materials from the Premises, Building or Parcel that its vendors, invitees, its Agents or persons or entities otherwise related to Tenant or its use of the Premises introduced to the Premises, Building or Parcel. If Tenant fails to so surrender the Premises, Tenant shall indemnify, protect, defend and hold Landlord harmless from and against all damages resulting from Tenant’s failure to surrender the Premises as required by this Paragraph, including, without limitation, any actions, claims, losses, liabilities, fee including, but not limited to, attorneys’ and consultants’ fees, fees, costs, penalties, or damages in connection with the condition of the Premises including, without limitation, damages occasioned by the inability to re-let the Premises or a reduction in the fair market and/or rental value of the Premises by reason of the existence of any Hazardous Material in, on, over, under, through or around the Premises.

J.

Right to Appoint Consultant: Landlord shall have the right to appoint a consultant to conduct an investigation to determine whether any Hazardous Material is being used, generated, discharged, transported to or from, stored or disposed of in, on over, through, or about the Premises, in an appropriate and lawful manner. If Tenant has violated any Law or covenant in this Lease regarding the use, storage or disposal of Hazardous Materials on or about the Premises, Tenant shall reimburse Landlord for the cost of such investigation; otherwise such cost will be borne solely by Landlord. Tenant, at its expense, shall comply with all reasonable recommendations of the consultant required to conform Tenant’s use, storage or disposal of Hazardous Materials to the requirements of applicable Law or to fulfill the obligations of Tenant Hereunder.

K.

Holding Over: If any action of any kinds is required or requested to be taken by any governmental authority to clean-up, remove, remediate or monitor any Hazardous Material (the presence of which is the result of the acts or omissions of , its vendors, invitees, its Agents or persons or entities otherwise related to Tenant or its use of the Premises) and such action is not completed prior to the expiration or earlier termination of the Lease, Tenant shall be deemed to have impermissibly held over until such time as such required action is completed, and Landlord shall be entitled to all damages directly or indirectly incurred in connection with such holding over, including without limitation, damages occasioned by the inability to re-let the Premises or a reduction of the fair market and/or rental value of the Premises.

L.	Provisions Survive Termination: The provisions of this Paragraph 39 shall survive the expiration or termination of this Lease.

M.

Controlling Provisions: The provisions of this Paragraph 39 are intended to govern the rights and liabilities of the Landlord and Tenant hereunder respecting Hazardous Materials to the exclusion of any other provisions in this Lease that might otherwise be deemed applicable. The provisions of the Paragraph 39 shall be controlling with respect to any provisions in this Lease that are inconsistent with this Paragraph 39.

40.	Renewal Options:

A.	Grant of Option; Conditions. Tenant shall have the right to extend the Term (each a “Renewal Option”) for two (2) additional periods of three (3) years (each a “Renewal Term”), if:

(i) Landlord receives irrevocable notice of exercise (“Renewal Notice”) not less than nine (9) full calendar months prior to the Termination Date (or the date of expiration of the first Renewal Term) and not more than twelve (12) full calendar months prior to the Termination Date; and

(ii) Tenant is not in Default under the Lease at the time that Tenant delivers its Initial Renewal Notice or as of the Termination Date (or the date of expiration of the first Renewal Term).

B.

Terms Applicable to Premises During Renewal Term. The base rental payable during such extension shall be equal of the fair market rental (“FMV”) for comparable buildings in the same general area as the Building. FMV shall mean the base rental rate for which Landlord and other Landlords are entering into new leases with new tenants for office space taking into consideration a) fair market annual increases, b) value of existing tenant improvements to the general tenant population (but accounting for age, usefulness, quality other than those tenant improvements that Tenant put into the Premises, c) the value of other monetary or nonmonetary concessions being granted in comparable transactions including free rent, relocation allowances, and other inducement concessions. In the event Landlord and Tenant cannot agree to the FMV for the renewal term within thirty (30) days after delivery of Tenant’s Renewal Notice, then both Landlord and Tenant shall have ten (10) days to select a qualified commercial real estate broker (defined as a broker with no less than ten (10) years commercial real estate experience in the San Francisco, Peninsula and / or Silicon Valley) to determine the FMV. Said brokers shall render their decisions within 20 days after the date of their selection. If the difference between the high FMV estimate and the low FMV (expressed as an NPV) estimate is 3 % or less of the low estimate, then the FMV shall be the average between the low FMV estimate and the high FMV estimate and the base rental payable shall be such FMV. If the difference is in excess of 3%, then the brokers shall mutually select a third qualified broker who shall render a written decision of the FMV within 20 days of his / her selection. The base rental payable during the renewal term shall the FMV established by the third qualified broker; provided that the FMV (expressed as an NPV) shall not be greater than the initial high estimate or less than the initial low estimate. Notwithstanding the above, if either party disagrees with the 3rd brokers’ written decision, then such disagreeing party shall have the right to rescind Tenant’s exercise of such renewal option or the right not to accept such renewal option (depending on whether the Tenant or the Landlord, respectively, is disagreeing) by delivering written notice to the other party within 15 days after the parties receive notice of the 3rd brokers’ written decision. If the renewal option is not exercised or accepted, then the Term shall expire on the Lease Expiration date as outlined in the Lease. There shall be no floor or ceiling on the FMV.

C.	Addenda: Addendum One is attached and incorporated hereto, containing additional terms.

IN WITNESS WHEREOF the parties have executed this Lease on the dates set forth below.

Tenant		Landlord

Sumo Logic, Inc.		Brugger Corporation

By:	/s/ Vance Loiselle	By:	/s/ Eric Brugger
	Vance Loiselle		Eric Brugger, Property Manager

Dated:	1/22/13	Dated:	1/23/13

End of Lease

EXHIBIT A-1

Premises — Third Floor

EXHIBIT A-2

PREMISES — SECOND FLOOR

Addendum One

Triple Net Building Lease Agreement

305 Main Street, Redwood City

Sumo Logic, Inc.

This Addendum (“Addendum”) is made to the Lease, dated for reference purposes January ____, 2013 (the “Effective Date”), made by and between Brugger Corporation, doing business as “Brockway Properties”, a California corporation with its principal office at 25 Haciendas Drive, Woodside, California 94062 (“Landlord”) and Sumo Logic, Inc., a Delaware corporation (“Tenant”) (the “Lease”). Capitalized terms used but not defined in this Addendum will have the meaning given them in the Lease. Any terms in this Addendum which conflict with the terms of the Lease shall supersede the terms of the Lease except as noted or clarified. The remaining terms of the Lease shall be unaffected.

1. Measurement of Premises: The rentable area of the Premises and Building will be calculated in accordance with the “BOMA Standard” (i.e., the American National Standard method of measuring floor area in office buildings of the Building Owners and Managers Association (ANSI Z65.1-1996)). The measurement of the Premises shall be initially determined as follows: at Tenant’s election, an architect or measurement firm selected by Tenant (the “Measurement Firm”) will measure the Premises and Building and provide the parties with a CADD file of such measurements for review. If Landlord in good faith disagrees with the Measurement Firm’s interpretations or determinations and notifies Tenant of same within thirty (30) days after receipt of the Measurement Firm’s determination, the parties will meet and confer in a diligent, good faith attempt to reach agreement as to the correct measurement(s). If a dispute occurs regarding the final accuracy of such interpretations or determination that is not resolved between Landlord and Tenant, using good faith efforts, within thirty (30) days after Tenant’s receipt of Landlord’s disagreement notice, such dispute will be resolved with architects or office space measurement professionals with at least ten (10) years experience measuring comparable buildings, whose determination will be final and binding upon the parties. If Landlord fails to notify Tenant of Landlord’s disagreement with the Measurement Firm’s determination within such thirty (30) day period, the Measurement Firm’s determination shall be binding and conclusive upon Landlord and Tenant. Upon resolution of the measurement of the Premises, the Premises will not be subject to remeasurement, except in the case of a change in the physical dimensions of the Premises (and any future measurement of the Premises will be in accordance with the BOMA Standard).

2. Early Access:

(a) Generally. Effective during the period commencing as of the date the Lease is fully executed and Tenant has complied with the terms and conditions of the Lease including, but not limited to the delivery of the Security Deposit and Advance Payment (Paragraphs 4.F. and 5 of the Lease and Section 6 herein) and Insurance (Paragraph 8. B.) and expiring as of the earlier to occur of (i) the Commencement Date and (ii) the date Tenant first occupies the Premises for the purpose of conducting Tenant’s business operations (the “Early Access Period”), Tenant shall have rent-free early access to the Premises for the purpose of general business setup, the design and construction of tenant improvements, installation of furniture, fixtures and equipment. If for any reason Landlord fails to deliver the Premises to Tenant for Tenant’s early occupancy as of January 31, 2013, the Early Access Period will be extended on a day-for-day basis for each such day beyond January 31, 2013 that Landlord fails to deliver possession of the Premises to Tenant.

(b) Rent During Early Access Period. During the Early Access Period, Tenant will not be obligated to pay Base Rent for the Premises but will be responsible for utility costs relating to the Premises (including water and garbage ¬but only those utilities associated with the Building and their related planning, construction and fixturization process). Landlord shall be responsible for all other operating expenses and real property taxes associated with the ownership or operation of the Building (including landscape and/or exterior maintenance) during the Early Access Period. In order to determine those utility costs which will be the responsibility of Tenant pursuant to the provisions of this Section 2(b), Landlord and Tenant have agreed that Landlord’s “base line” utilities cost (i.e., the general cost of utilities related to the operation and maintenance and management of the Building exclusive of any such utilities attributable to Tenant’s occupancy of the Premises for the purposes permitted under this Section 2, shall be $0.11 per rentable square foot per month, which is based upon a survey of historic Building utility costs over the calendar year 2012 (the “Base Line Utility Cost”). On a monthly basis during the Early Access Period, Landlord shall calculate the amount by which the utility costs at the Building exceed Base Line Utility Cost, and will invoice Tenant for such excess; each invoice will contain a reasonably calculation of the amounts invoiced, as well as copies of the applicable utility bills. Tenant will pay any such amount within thirty (30) days following the date of delivery of an invoice. If Tenant desires to confirm Landlord’s calculations, Tenant and Landlord will meet and confer in good faith in order to confirm the accuracy of any such calculations; following any such meeting, the appropriate party will make equitable reconciliation payment to the other, if any such payment is determined to be necessary.

3. Base Rent. The Monthly Base Rent for the Premises during the Term shall be as follows:

Period	RSF		Monthly Base Rent Rate	Monthly Base Rent
May 1, 2013 - April 30, 2014	+/- 18,450		$1.60	$29,520.00
May 1, 2014 - November 30, 2014	+/- 18,450	*	$1.65	$30,442.50
December 1, 2014 - April 30, 2015	+/- 36,900	*	$1.65	$60,885.00
May 1, 2015 - April 30, 2016	+/- 36,900	*	$1.71	$63,099.00
May 1, 2016 - April 30, 2017	+/- 36,900	*	$1.76	$64,944.00
May 1, 2017 - April 30, 2018	+/- 36,900	*	$1.82	$67,158.00

*	Beginning Month 19 of the Lease Tenant will be responsible for the entire approx 36,900 s.f. (subject to changes as a result of any measurement described in Section 1 above)

4. Acceptance of Premises. Except as expressly set forth herein or in the Lease, Tenant is taking the Premises “as is” subject to Landlord’s work described in Section 5(b) below. Tenant has performed inspections of the Building Systems and determined that such systems are in good and working order. The Premises and Building shall be deemed to be in good and working such that, except with respect to Landlord’s maintenance and repair obligations set forth in the Lease or this Addendum.

5. Alterations.

(a) Landlord and Tenant shall, in good faith, try to mutually agree which Alterations constitute Specialty Alterations (defined below), which will need to be removed upon expiration of the Lease or any early termination; Tenant will only be required to remove Specialty Alterations which Landlord elects to require Tenant to remove concurrently with Landlord’s consent to the installation of same. Specialty Alterations will not include “normal” office improvements which are typically configured with private offices, conference rooms, open work areas and supporting rooms such as storage rooms, cafe’s and server rooms. As used herein, “Specialty Alterations” shall mean Alterations that (i) perforate, penetrate or require reinforcement of a floor slab (including, without limitation, interior stairwells or high-density filing or racking systems), (ii) consist of the installation of a raised flooring system, (iii) consist of the installation of a vault or other similar device or system intended to secure the Premises or a portion thereof in a manner that exceeds the level of security necessary for ordinary office space, (iv) involve material plumbing connections (such as, for example but not by way of limitation, kitchens, saunas, showers, and executive bathrooms outside of the Building core and/or special fire safety systems), (v) consist of the dedication of any material portion of the Premises to non-office usage (such as classrooms).

(b) Landlord’s prior approval will be required for Tenant, at its cost, to make aesthetic upgrades to the Building lobby; such upgrades shall be mutually agreed upon by both parties. As part of Landlord’s delivery of the Premises to Tenant, Landlord, at Landlord’s sole cost, shall replace the carpet downstairs in the Common Areas near the elevators to promote a first-class appearance to visitors and employees of Tenant. Tenant shall have the exclusive use of the West-facing ground floor lobby area until another tenant occupies any part of the 1st floor. If Tenant plans on installing carpet in the lobby area, then the parties shall coordinate the type and quality of such carpet in the lobby and elevator areas.

6. Security Deposit. If, as of April 30, 2015, Tenant has not been in Default, Tenant may elect to draw down 50% of the Security Deposit. If Tenant had previously delivered a Letter of Credit to Landlord pursuant to the provisions of Section 5 of the Lease, the reduction of the Security Deposit shall be accomplished by the termination of such Letter of Credit (in which event Landlord agrees to promptly use and execute such documents as the issuing bank may require to effectuate such termination of the Letter of Credit) and, thereafter, if necessary, the return by Landlord to Tenant of the requisite portion of any cash Security Deposit held by Landlord, such that the remaining cash Security Deposit then-held by Landlord following such return equals $137,500.00. The Security Deposit (as the same may have been reduced pursuant to the provisions of this Section 6), shall be increased on a proportionate basis if and to the extent Tenant expands the Premises within the Building. However, if Tenant extends the term of the Lease, the Security Deposit shall not be increased to the condition to any such extension.

7. Condition of Premises:

(a) Landlord will deliver the Building with the bathrooms cleaned and all Building Systems in good working condition, including the elevators, all electrical outlets, and replacement of light fixtures.

(b) Landlord, at its sole cost, will be responsible for any necessary improvements to the Building shell to comply with Building code and ADA requirements during the Term to allow for Tenant’s use, though any costs due solely to Tenant’s improvements would be at Tenant’s cost. These code compliance costs will not be included in Common Area Charges or any other pass-through expense on a cash basis rather will be amortized over the useful life of the investment in question as reasonably determined by Landlord and only the monthly amortized installment of such cost will be included in Common Area Charges.

8. Right Of First Refusal: Tenant shall have an ongoing Right of First Refusal to lease on any space on the 1st floor of the Building, as follows: prior to leasing any portion of such space to any third party, Landlord will have to present the terms and conditions of any transaction which Landlord and a bona fide third party tenant intend to enter into (“3rd Party Offer”). Tenant will have five (5) business days following Landlord’s delivery of the 3rd Party Offer to accept or reject the 3rd party offer. If Tenant fails to execute the right of first refusal and thereafter the material economic terms, including and limited to rent, term and concessions, in the 3rd Party Offer change by more than 10%, Landlord shall be required to re - submit the 3rd Party Offer to Tenant. Tenant’s right of first refusal shall not be recorded.

9. Expansion Rights: In addition to the Right of First Refusal above, Tenant shall have the right to lease the 1st floor of the Building any time after Lease execution through October 31, 2013 and receive the same pro rata rental rate.

10. Brokers & Fees: A Commission will be paid by Landlord to Tenant’s Broker (defined in the Lease) if a Lease is fully executed; such commission shall be $1.25 per rentable square foot of the Premises per year of the Term to Tenant Broker and a separate fee to the Broker per a separate agreement. The commission shall be paid to Tenant’s Broker 50% upon Lease execution and receipt of the Security Deposit, and 50% on the Commencement Date and Tenant’s commencing to pay Base Rent. Such commission agreements are not part of this Lease.

11. Pets: Landlord will allow up to five (5) household pets on the Premises. In the event that the Tenant occupies the entire Building, then Tenant would be permitted to have ten (10) household pets in the Premises. Tenant shall be responsible for the pets.

12. Hazardous Materials: Tenant shall indemnify and hold Landlord harmless for any claims, costs or liabilities associated with any hazardous materials (collectively, “Claims”) brought on to the Project or Premises by Tenant. Landlord shall indemnify and hold Tenant harmless for any claims, costs or liabilities associated with any hazardous materials (collectively, “Claims”) existing on the day before Tenant’s Early Access pursuant to Paragraphs 4-5 above or brought on to the Project or Premises by Landlord as explained in the Lease: for the purposes of this Section 12, and the Lease, “Hazardous Materials” will be deemed to include any mold which is reasonably believed to have resulted from any Building window leakage, it being agreed that Landlord’s indemnity will hold harmless obligations set forth herein which apply to any Claims based upon the presence of any such mold.

IN WITNESS WHEROF the parties have executed this Addendum on the dates set forth below.

Tenant		Landlord

Sumo Logic, Inc.		Brugger Corporation

By:	/s/ Vance Loiselle	By:	/s/ Eric Brugger
	Vance Loiselle		Eric Brugger, Property Manager

Dated:	1/22/13	Dated:	1/23/13

Lease Extension

305 Main Street, 2nd & 3rd Floors

SUMO LOGIC, INC.

This Lease Extension (“Lease Extension”) is made this 10th Day of July 2017 between Landlord Brugger Corp. doing business as Brockway Properties and Tenant Sumo Logic, Inc. at that real property commonly known as the Brugger Building, 305 Main Street, Redwood City, California, to the Lease (the “Lease” herein) as previously amended between said parties for said real estate and appurtenances if any, a copy of which is attached hereto as Exhibit A as if set fort in full herein and incorporated herein by reference.

THEREFORE, the Parties hereto in mutual consideration agree as follows:

1.	Basic Rent Rate.

The Basic Rent as defined in the Lase shall be $ 3.62 per sq. ft. $133,382.00 per month as of April 30, 2018. The square footage of the Premises for purposes of this Lease for ease of calculation was negotiated to be, shall be and shall be deemed to be 36,846 though the actual square footage is almost certainly different. This Extension was equally negotiated between the parties and any ambiguities shall be construed in favor of Landlord. The Basic Rent shall continue to be NNN and shall be increased every year during the extension period with annual inflation increases of four and one quarter (4.25%) percent.

2.	Lease Term Extension.

This Lease Extension shall extend the Lease such that it terminates at noon April 30, 2023. The provisions of this Lease Extension shall supersede any conflicting provisions of the Lease and shall not affect any other provisions.

3.	Option to Extend This Lease For Another Five Years.

The Tenant shall have the option to extend the Lease for one five (5) year term starting April 30, 2023, ending noon April 30, 2028 subject to, conditioned upon and as provided as follows: Tenant shall hand deliver written signed notice with copy to counsel that Tenant is exercising this option with copy hereof attached between six and nine months prior to the expiration of the Lease. Tenant and Landlord shall each appoint a licensed real estate broker to determine the fair market Basic Rental rate of the Premises at that time in the perfectly good condition the Lease requires with all the appurtenances, etc., of an on-going business, a rate not less than 4% over the Lease’s last month’s Basic Rent rate, with the same 4% increase throughout that Lease extension term or the legal rate of interest, whichever is higher. Agreeing to a lease extension in no way affects the obligation of Tenant to obtain Landlord’s written, signed by CEO detailed formal consent for any work, changes, etc., as further defined in the Lease, to the Premises which Landlord can grant or deny at Landlord’s

1

unfettered discretion, there is no business reasonable test. If the brokers cannot agree on such a Basic Rental rate, they shall choose a third broker, whose authority in this point and subject to said points and otherwise subject to the custom and practice of the industry for this point only shall determine the rate.

4.	No Commission

Landlord shall pay no commission. Landlord has no other obligation to any Brokers and cannot be bound otherwise except in a writing signed by its CEO. The persons signing below warrant they have the authority to sign, that they have read and understood and consulted with counsel, that this is the entire agreement and cannot be amended except in a writing signed by landlord CEO, and that if any portion is deemed unenforceable, the rest is unaffected, and such other provisions as set forth more specifically in the Lease.

IN WITNESS WEREOF, the parties hereto have executed this Lease Extension on the dates set forth below.

Offered:

Tenant
Sumo Logic. Inc.

/s/ Ramin Sayar
Ramin Sayar
Chief Executive Officer

Dated: 7/10/17

Accepted:

Brugger Corporation, dba Brockway Properties

/s/ Grisela Brugger
Grisela E. Brugger
Chief Executive Officer

Dated: August 21, 2017

End of Document

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Exhibit A

Lease dated January, 2013

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